                                                                       Exhibit 2

                          AGREEMENT AND PLAN OF MERGER
          (INCLUDED AS APPENDIX "A" TO THE PROXY STATEMENT-PROSPECTUS)

                         Omitted Schedules and Annexes

         Pursuant to Item 601 (b)(2) of Regulation S-K, the schedules, annexes and exhibits to Exhibit 2 of this Registration Statement have been omitted. Set forth below is a list of such omitted documents.

         Exhibit A                Schedule of FTNC stock reserved for issuance
                                  or with respect to which commitments exist

         Exhibit B                Schedule of Peoples and Peoples Bank stock
                                  reserved for issuance or with respect to which commitments exist

         Exhibit III(C)(1)        Significant subsidiaries of FTNC

         Exhibit III(C)(2)        Significant subsidiaries of Peoples

         Exhibit III(J)(1)        Undisclosed material litigation of FTNC

         Exhibit III(J)(2)        Undisclosed material litigation of Peoples

         Exhibit III(K)(1)        Unfiled material contracts of FTNC

         Exhibit III(K)(2)        Unfiled material contracts of Peoples

         Exhibit IV(P)            Form of Rule 145 Affiliate Letter